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                                     EXHIBIT 16.1

                             LETTER FROM D. BRIAN MACBETH
                      REGARDING CHANGE IN CERTIFYING ACCOUNTANTS



















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                                     [LETTERHEAD]





                                  July 17, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:  NATURAL WAY TECHNOLOGIES, INC. (FORMALLY ENERGY SYSTEMS, INC.)

Gentlemen:

    I have read Item 4(a) in the Form 8-K of Natural Way Technologies, Inc. (formally Energy Systems, Inc.) dated July 19, 1996 as filed with the Securities and Exchange Commission. I am in agreement with all statements contained therein.


                                  Very truly yours,

                                  /s/ D. Brian MacBeth  DBM 7/17/96
                                  ---------------------------------
                                  D. Brian MacBeth